UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6thth, 2024

Kronos Advanced Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-30191	87-0440410
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2501 Garfield Avenue, Parkersburg, WV	61018
(Address of principal executive offices)	(Zip code)

(323) 680-4772

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to the 1933 Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	KNOS	OTC MARKETS

Item 8.01 - Other Events

Kronos Advanced Technologies Inc Maintains Leadership As The First Public Company To Embrace Shiba Inu: A Leap Into The Future Of E-Commerce Payments

Los Angeles, CA – June 6, 2024 /GLOBENEWSWIRE/

Kronos Advanced Technologies Inc. (OTC: KNOS), a leading innovator in FDA 510(K) Cleared air purification solutions, is thrilled to announce the acceptance of Shiba Inu (SHIB) cryptocurrency as a new payment method for its state-of-the-art air purifiers. This groundbreaking move makes Kronos the first public company to embrace the popular $SHIB token, further solidifying its commitment to technological advancements and customer satisfaction. As of 2024, there are approximately 1.38 million Shiba Inu (SHIB) wallet holders. This data reflects the widespread ownership and popularity of SHIB among cryptocurrency enthusiasts.

As the world continues to evolve and adapt to the digital age, Kronos Advanced Technologies is proud to be at the forefront of this transformation. By integrating SHIB payments, Kronos aims to provide its customers with a seamless and secure transaction experience, while also catering to the ever-growing community of cryptocurrency enthusiasts.

The decision to accept SHIB comes from the token's remarkable growth and widespread adoption. As a decentralized cryptocurrency, SHIB has gained a significant following and is now considered one of the most promising digital assets in the market. Kronos recognizes the potential of this innovative payment method and is excited to offer its customers a new way to invest in their health and well-being.

"We are thrilled to be the first public company to accept SHIB as a form of payment for our air purification products," said Greg Rubin, CEO of Kronos Advanced Technologies Inc. "This move not only demonstrates our commitment to embracing new technologies but also allows us to cater to the growing demand for alternative payment options. We are confident that this partnership will further enhance our customers' experience and solidify our position as a leader in the air purification industry."

To celebrate this historic milestone, Kronos Advanced Technologies will offer a limited-time promotion for customers who choose to pay with SHIB. For a limited period, customers who purchase an air purifier using SHIB will receive a 10% discount on their order. This exclusive offer is a testament to Kronos' dedication to providing its customers with the best possible experience and value.

For more information about Kronos Advanced Technologies Inc. and its cutting-edge air purification products, please visit http://www.kronosAIR.com. To learn more about SHIB and its growing community, visit https://www.shibatoken.com.

When purchasing our products please follow the instructions:

How to Pay with Shiba Inu Coin on the Kronos E-commerce Site  www.KronosAIR.com

1.Choose Your Product

Browse our online store and select the product(s) you wish to purchase. Add them to your shopping cart by clicking the "Add to Cart" button.

2. View Your Shopping Cart

Once you have added all desired items to your cart, click on the shopping cart icon located at the top right corner of the page to view your cart.

3. Proceed to Checkout

Review the items in your shopping cart and click on the "Proceed to Checkout" button.

Please enter the Discount code in the space provided:  SHIBArmy10

4. Enter Shipping Information

Fill in your shipping details, including your name, address, and contact information. Click "Continue to Shipping" once all fields are completed.

5. Select Shipping Method

Choose your preferred shipping method and click "Continue to Payment".

6. Choose Payment Method

In the "Payment" section, scroll down to the last payment option labeled "Pay with Crypto and PTPShopy".

7. Select Shiba Inu (ERC20) Coin

From the available cryptocurrency options, select "Shiba Inu Coin" to complete your payment.

8. Complete the Transaction

Follow the on-screen instructions to finalize your payment with Shiba Inu Coin through PTPShopy. Ensure you have your cryptocurrency wallet ready to complete the transaction.

9. Confirm Your Order

After successfully making the payment, you will receive a confirmation email with your order details.

If you encounter any issues during the payment process, please do not hesitate to contact our customer support team for assistance.

Thank you for shopping with Kronos Advanced Technologies!

About Kronos Advanced Technologies Inc.

The Company was initially founded in 2002 and funded by the U.S. military to develop electrostatic air movers. Eventually, the Company moved into the consumer air purification business. It began operations as a product development company that invented and significantly changed how air is moved, filtered, and sterilized. Historically, Kronos has focused on developing, marketing, and selling the Company's proprietary air movement and purification technology. Serving the Indoor Air Quality (IAQ) market, Kronos technology uses state-of-the-art high-voltage patented processes without the use of traditional porous HEPA filters. Kronos-based products move air silently, filter, sterilize, and purify the air while dramatically reducing energy consumption to half of a 60-watt light bulb.

Kronos devices can be variable in shape or size and, therefore, have the potential to be scaled down for air purification in cars or scaled up in size for industrial and hazardous gas destruction. The technology is currently being implemented in multiple standalone products for businesses, homes, and vehicles of all types -to move, sterilize and filter air, including removing allergens down to 14.6 nanometers, passing through our patented technology -replacing expensive outdated passive HEPA and other filtration type systems. There are broad ranges of additional markets for standalone and embedded Kronos CORE technology-based devices. Examples of immediately addressable markets include schools, universities, healthcare facilities, operating rooms, manufacturing clean rooms, and the cabins of automobiles and commercial aircraft.

Kronos published research about the effectiveness of Kronos Patented technology on air disinfection n (e.g., microorganism destruction) by demonstrating the high efficacy of Kronos® Technology-based air purifiers in capturing and destruction of various types of microorganisms (including Corona Viruses) in different environmental settings back in 2008. Results of this research showed that Electrostatic Air Filtration and Purification systems based on Kronos technology demonstrated high capturing and destruction efficiency for different types of microorganisms, bacteria, and viruses, and can be successfully used for disinfection of air in real word environmental settings, including hospital facilities both with and without the presence of people.

BusinessWeek called Kronos air purifiers "VIRUS KILLER" in 2005.

Kronos is the first publicly traded company that accepts Dogecoin as a form of payment for its products, as well as other cryptocurrencies.

Recently, the Company filed for a provisional patent involving an innovative protective face mask with antimicrobial and anti-cellphone radiation protection features. The Company is planning to file additional patents to improve its existing technology as well as enter into new market segments but will continue to market air purifiers and other consumer products. The Company is an exclusive distributor and licensee of the latest generation of air purifiers based on the Company's CORE technologies. The Company markets its products as Airdog® and KRONOS® brands. All Kronos products come with Kronos Promise ™ -Your Satisfaction is Guaranteed!

Since our inception in 2002, Kronos Advanced Technologies has been at the forefront of innovation, revolutionizing the way air is moved, filtered, and sterilized. Our patented technology has been instrumental in various sectors, including indoor air quality, automotive, and healthcare.

Kronos Advanced Technologies, Inc. (OTC MARKETS: KNOS) announced in 2023 that the U.S. Food and Drug Administration (FDA) had granted 510(k) clearance to the company’s manufacturer, classifying its Model 5 Air Purifier as a Class II Medical Device. This clearance is a significant achievement, validating Kronos' patented High Voltage Field air disinfection technology, proven to eliminate 99.9% of harmful airborne particles, including allergens, bacteria, fungi, and viruses like COVID-19.

With FDA clearance, Kronos can now deploy its medical-grade air purification and air disinfection technology in hospitals, home health-care settings, schools, healthcare facilities, businesses, hotels, and government agencies. This milestone underscores Kronos' commitment to improving Indoor Air Quality (IAQ) and providing healthier and safer air environments.

As we embark on this new chapter with Kronos Advanced Technologies Inc., we remain committed to our mission of enhancing the health and well-being of individuals worldwide. We are proud to be pioneers in accepting cryptocurrencies, including Dogecoin, and Shiba Inu coins as a form of payment for our products, reflecting our dedication to embracing emerging technologies.

Our dedication to customer satisfaction remains unwavering, and we invite you to explore our products and offerings through our online shopping portal and social media channels.

The Company is an exclusive distributor and licensee of the latest generation of air purifiers based on the Company's CORE technologies.

Company offices are located in Parkersburg, West Virginia.

Shopping portal:  www.KronosAIR.com

Follow KNOS on Twitter: https://twitter.com/kronosati

Follow KNOS on Facebook: https://www.facebook.com/kronosati

Follow KNOS on Instagram: https://www.instagram.com/kronos_ati/

Follow KNOS on YouTube: https://www.youtube.com/@KronosAdvancedTechnologies

Follow KNOS on Reddit: https://www.reddit.com/user/Kronos_ATI

Follow KNOS on LinkedIn: https://www.linkedin.com/company/kronos-advanced-techngologies-inc

Contact us via info@kronosati.co or visit https://www.kronosAIR.com

Disclaimer

This filing does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation of any security or any other product or service by Kronos Advanced Technologies Inc or any other third party regardless of whether such security, product, or service is referenced in this press release. Furthermore, nothing in this press release is intended to provide tax, legal, or investment advice, and nothing in it should be construed as a recommendation to buy, sell, or hold any investment or security or to engage in any investment strategy or transaction. Kronos Advanced Technologies does not represent that the securities, products, or services discussed in this press release are suitable for any particular investor. You are solely responsible for determining whether any investment, investment strategy, security, or related transaction is appropriate for you based on your personal investment objectives, financial circumstances, and risk tolerance. You should consult your business advisor, attorney, and/or tax and accounting advisor regarding your specific business, legal, or tax situation.

Social Media Disclaimer and Forward-Looking Statements.

Kronos Advanced Technologies investors and others should note that we announce material information to the public about the Company through various means, including our website (https://www.IR.kronosAIR.co), press releases, OTC markets filings, public conference calls, via our corporate Social Media accounts, listed above. We encourage our investors and others to monitor and review the information we make public in these locations, as such information could be deemed to be material information. Please note that this list may be updated from time to time. Certain statements contained in this press release may constitute "forward-looking statements." Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the OTC Markets at OTCMarkets.com. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, governmental and public policy changes, the Company's ability to raise capital on acceptable terms, if at all, the Company's successful development of its products and the integration into its existing products and the commercial acceptance of the Company's products. The forward-looking statements included in this press release represent the Company's views as of the date of this press release, and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

   SOURCE: KRONOS ADVANCED TECHNOLOGIES, Inc

   Tel: (716) OTC-KNOS (716) 682-5667 for SMS texts

                                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2024

KRONOS ADVANCED TECHNOLOGIES, INC.

By:/s/ Greg Rubin

Name:  Greg Rubin

Title: Chairman, Interim CEO

KRONOS ADVANCED TECHNOLOGIES, INC.